Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 4 to this Registration Statement of PMA Capital Corporation and subsidiaries on Form S-4 of our report dated March 10, 2004, appearing in the Annual Report on Form 10-K/A of PMA Capital Corporation and subsidiaries for the year ended December 31, 2003 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/S/    DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Philadelphia, PA

November 3, 2004